UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2006
VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona	85004-4545
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 207-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 10

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 24, 2006, the Board of Directors of Viad Corp adopted an amendment to the Viad Corp Supplemental Pension Plan (the “Plan”) in order to make clear that references to “Company,” in the context of payment obligations related to a change of control, were intended to mean MoneyGram International, Inc. (“MoneyGram”), not Viad Corp, and that such obligations were not contingent on the covered participants being employed by Viad Corp at the time of the change of control. At the time of the spin-off of MoneyGram on June 30, 2004, the Plan obligations were assumed by Travelers Express Company, Inc. (“Travelers Express”), a wholly-owned subsidiary of MoneyGram. The obligations of Travelers Express were subsequently assumed by MoneyGram Payment Systems, Inc., a wholly-owned subsidiary of MoneyGram, in connection with the merger of Travelers Express with and into MoneyGram Payment Systems, Inc. on December 31, 2005. Amendment No. 4 to the Plan is attached hereto as Exhibit 10 and is incorporated by reference herein.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
10	—	Copy of Amendment No. 4 to the Restated Viad Corp Supplemental Pension Plan, dated August 24, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)
August 29, 2006	By: /s/ Scott E. Sayre
Scott E. Sayre
Vice President — General Counsel and Secretary (Authorized Signer)